EXHIBIT 26.4

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM T-1

                         STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939

               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)_______


                            -----------------------

                     THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

     A National Banking Association                          36-0899825
                                                          (I.R.S. employer
                                                       identification number)

   One First National Plaza, Chicago, Illinois               60670-0126
    (Address of principal executive offices)                 (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                        Chicago, Illinois  60670-0286
           Attn:  Lynn A. Goldstein, Law Department (312)732-6919
          (Name, address and telephone number of agent for service)

                           -----------------------

                         THE CIT GROUP HOLDINGS, INC.
             (Exact name of obligor as specified in its charter)

                 Delaware                                 13-2994534
     (State or other jurisdiction of                      (I.R.S. employer
      incorporation of organization)                   identification number)

        133 West 50th Street                                10020
         New York, New York
(Address of principal executive offices)                  (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

             (b) Whether it is authorized to exercise corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise
                  corporate trust powers.*

               4. A copy of the existing by-laws of the trustee.*

               5. Not Applicable.

               6. The consent of the trustee required by Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. Not Applicable

               9. Not Applicable

* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission of February 16, 1993 (Registration NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of March, 1994.

                             The First National Bank of Chicago,
                             Trustee




                             By    /s/ STEVEN M. WAGNER
                                ---------------------------------
                                   Steven M. Wagner
                                   Vice President and Senior Counsel
                                   Corporate Trust Services Division












pp1-3

                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                       BY SECTION 321(b) OF THE ACT



                                                March 15, 1994




Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between The CIT Group Holdings, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO




                                 By:  /s/STEVEN M. WAGNER
                                    ---------------------------------
                                      Steven M. Wagner
                                      Vice President and Senior Counsel
                                      Corporate Trust Services Division

                                 EXHIBIT 7



          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:  The First National Bank of Chicago      Call Date:12/31/93 ST-BK:17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460                                     Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                          Dollar                  C400
                                                        Amounts in             ------------  <-
                                                         Thousands       RCFD  BIL MIL THOU
                                                        ----------       ----  --- --- ----  ---
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RCA-A):
    a. Noninterest-bearing balances and
      currency and coin(1)..........................                      0081   3,552,441   1.a.
    b. Interest-bearing balances(2) ................                      0071   5,687,085   1.b.
2.  Securities (from Schedule RC-B) ................                      0390     470,252   2
3.  Federal funds sold and securities
    purchased under agreements to resell
    in domestic offices of the bank and
    its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal Funds sold ..........................                      0276   3,985,638   3.a.
    b. Securities purchased under agreements
       to resell ...................................                      0277     880,886   3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned
       income (from Schedule RC-C) .................  RCFD 2122 13,308,340                   4.a.
    b. LESS: Allowance for loan and
       lease losses.................................  RCFD 3123    339,885                   4.b.
    c. LESS:Allocated transfer risk reserve ........  RCFD 3128          0                   4.c.
    d. Loans and leases, net of unearned
       income, allowance, and reserve (item 4.a
       minus 4.b and 4.c)...........................                      2125  12,968,455   4.d.
5.  Assets held in trading accounts ................                      2146   3,109,630   5.
6.  Premises and fixed assets (including
      capitalized leases) ..........................                      2145     497,559   6.
7.  Other real estate owned
      (from Schedule RC-M)  ........................         7            2150     101,446   7.
8.  Investments in unconsolidated subsidiaries
      and associated -98  companies
      (from Schedule RC-M) .........................                      2130       6,375   8.
9.  Customers' liability to this bank on
      acceptances outstanding.......................                      2155     477,130   9.
10. Intangible assets (from Schedule RC-M) .........                      2143     147,257   10.
11. Other assets (from Schedule RC-F) ..............                      2160   2,607,308   11.
12. Total assets (sum of items 1 through 11) .......                      2170  34,491,462   12.


- -----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:  The First National Bank of Chicago      Call Date:12/31/93 ST-BK:17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460                                     Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued



                                                          Dollar                  C400
                                                        Amounts in             ------------
                                                         Thousands             BIL MIL THOU
                                                        ----------             --- --- ----
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals
        of columns A and C from Schedule
        RC-E, part 1)...............................                 RCON 2200  15,870,533  13.a.
        (1) Noninterest-bearing(1) .................  RCON 6631  7,494,138                  13.a.(1)
        (2) Interest-bearing .......................  RCON 6636  8,376,395                  13.a.(2)
  b. In foreign offices, Edge and Agreement
     subsidiaries, and IBFs (from Schedule
     RC-E, part II) ................................                 RCFN 2200   7,254,022  13.b.
     (1) Noninterest bearing........................  RCFN 6631    352,283                  13.b.(1)
     (2) Interest-bearing ..........................  RCFN 6636  6,901,739                  13.b.(2)
14.  Federal funds purchased and securities
     sold under agreements to repurchase in
     domestic offices of the bank and of its
     Edge and Agreement subsidiaries,
     and in IBFs:
     a. Federal funds purchased.....................                 RCFD 0278   2,649,907  14.a.
     b. Securities sold under agreements
     to repurchase .................................                 RCFD 0279     171,899  14.b.
15.  Demand notes issued to the U.S. Treasury                        RCON 2840     106,087  15.
16.  Other borrowed money ..........................                 RCFD 2850   1,782,869  16.
17.  Mortgage indebtedness and obligations
     under capitalized leases ......................                 RCFD 2910     267,000  17.
18.  Bank's liability on acceptance
     executed and outstanding ......................                 RCFD 2920     477,130  18.
19.  Subordinated notes and debentures..............                 RCFD 3200   1,175,000  19.
20.  Other liabilities (from Schedule RC-G) ........                 RCFD 2930   2,049,329  20.
21.  Total liabilities
     (sum of items 13 through 20) ..................                 RCFD 2948  31,803,776  21.
22.  Limited-Life preferred stock
     and related surplus............................                 RCFD 3282         0    22.
EQUITY CAPITAL
23.  Perpetual preferred stock and
     related surplus................................                 RCFD 3838         0    23.
24.  Common stock ..................................                 RCFD 3230     200,858  24.
25.  Surplus (exclude all surplus
     related to preferred stock)....................                 RCFD 3839   2,254,940  25.
26.  a. Undivided profits and
     capital reserves ..............................                 RCFD 3632     232,478  26.a.
     b. LESS: Net unrealized loss on
     marketable equity securities ..................                 RCFD 0297        (299) 26.b.
27.  Cumulative foreign currency
     translation adjustments........................                 RCFD 3284        (889) 27.
28.  Total equity capital
     (sum of items 23 through 27) ..................                 RCFD 3210   2,687,686  28.
29.  Total liabilities, limited-life
     preferred stock, and equity capital
     (sum of items 21, 22, and 28)..................                 RCFD 3300  34,491,462  29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
     during 1992  ..................................                   RCFA 6724 N/A        M.1.




1 =       Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =       Independent audit of the bank's parent holding company
          conducted in accordance with generally accepted auditing
          standards by a certified public accounting firm which
          submits a report on the consolidated holding company
          (but not on the bank separately)
3 =       Directors' examination of the bank conducted in
          accordance with generally accepted auditing standards
          by a certified public accounting firm (may be required by
          state chartering authority)
4 =       Directors' examination of the bank performance by other
          external auditors (may be required by state chartering authority)
5 =       Review of the bank's financial statements by external auditors
6 =       Compilation of the bank's financial statements by external auditors
7 =       Other audit procedures (excluding tax preperation work)
8 =       No external audit work


- ---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.




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